Exhibit 10.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

This SHARE Purchase Agreement (the “Agreement”) is made and entered into as of July 12, 2020 (the “Signing Date”), by and between BeiGene, Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser severally and not jointly, desires to purchase from the Company, such number of Ordinary Shares (as defined below) as set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 145,838,979 Ordinary Shares, and shall be collectively referred to herein as the “Purchased Shares”) at a purchase price of $14.2308 per Share for an aggregate purchase price of two billion seventy-five million four hundred and five thousand three hundred and forty-two Dollars and thirty-five cents ($2,075,405,342.35) (the “Purchase Price”) on the terms and conditions set forth herein.

WHEREAS, the Company proposed, and its shareholders approved, an ordinary resolution at the 2020 annual general meeting on June 17, 2020 (the “2020 AGM”) to authorize the Company in its sole discretion to, in the Company’s securities offerings, allocate to Baker Bros. Advisors LP (“Baker Bros”) and Hillhouse Capital Management, Ltd. (“Hillhouse”) and the parties affiliated with each of them, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of them (based on then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate approved by the Company’s shareholders at the 2020 AGM to issue shares for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the conditions specified in the Company’s proxy statement for the 2020 AGM (the “Connected Person Placing Authorization I”).

WHEREAS, the Company proposed, and its shareholders approved, an ordinary resolution at the 2020 AGM to authorize the Company in its sole discretion to, in the Company’s securities offerings, allocate to Amgen Inc. (“Amgen”), up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate approved by the Company’s shareholders at the 2020 AGM to issue shares for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the conditions specified in the Company’s proxy statement for the 2020 AGM (together with the Connected Person Placing Authorization I, the “Connected Person Placing Authorizations”).

WHEREAS, Baker Bros and Amgen are connected persons (as defined under the HK Listing Rules (as defined below)) to the Company on the date hereof and their subscriptions of the Purchased Shares shall therefore be subject to the Connected Person Placing Authorizations, in compliance with the HK Listing Rules.

WHEREAS, Hillhouse is not a connected person to the Company on the date hereof and its subscription of the Purchased Shares shall not therefore be subject to the Connected Person Placing Authorizations, for the purpose of complying with the HK Listing Rules.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. When used in this Agreement, the following terms shall have the respective meanings specified below:

“Action” shall mean any action, cause or action, suit, prosecution, investigation, litigation, arbitration, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, in no event shall such Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of such Purchaser or any of its Affiliates.

“American Depositary Receipts” shall mean the certificates issued by the Depositary evidencing the American Depositary Shares.

“American Depositary Shares” shall mean shares issued by the Depositary pursuant to the Deposit Agreement, each representing 13 Ordinary Shares.

“beneficially owns” (including the correlative terms “beneficial ownership,” “beneficially owned,” “beneficial owner” or “beneficially owning”) shall mean beneficial ownership within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, generally are closed as a result of federal, state or local holiday.

“Change of Control” shall mean, with respect to a Person, any of the following events: (i) any Person is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all shares of such Person’s outstanding capital stock; (ii) such Person consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Person, other than (A) a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Person or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Person (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all shares of capital stock of such Person, or (iii) such Person conveys, transfers or leases all or substantially all of its assets, to any Person other than a wholly owned Affiliate of such Person.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Consent” shall mean any, internal or external, approval, authorization, consent, license, franchise, Order, registration, notification, permit, certification, clearance, waiver or other confirmation of or by a Governmental Authority, other Person or company body.

“Contract” shall mean, with respect to any Person, any written agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.

“control” (including the correlative terms “controlled by,” “controlling,” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting of securities, by contract or otherwise.

“Deposit Agreement” shall mean the Deposit Agreement, dated as of February 5, 2016, as amended from time to time, among the Company, the Depositary, and holders from time to time of the American Depositary Receipts.

“Deposit Shares” shall mean the American Depositary Shares into which the Purchased Shares may be exchanged upon deposit thereof with the Depositary pursuant to the Deposit Agreement.

“Depositary” shall mean Citibank, N.A.

“Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Health Care Laws” shall mean all applicable Laws relating to pricing, marketing, provision, sale, distribution, coverage, or reimbursement of a drug, biological or medical device.

“HK Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

“HK Stock Exchange” shall mean The Stock Exchange of Hong Kong Limited.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and ordinances of any Governmental Authority.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal or first offer, preemptive right or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction or defect on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Material Adverse Effect” shall mean any change, condition, event, effect, circumstance, development or occurrence (each, an “Effect”) that, individually or when taken together with all other effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect (a) has, or would reasonably be expected to have, a materially adverse effect on the business, clinical or pre-clinical programs, intellectual property, condition (financial or other), assets, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, (b) would reasonably be expected to prevent, materially impede or materially delay the Closing or any other transactions contemplated by this Agreement, or (c) would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) changes in the Company’s industry generally or in conditions in the PRC or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement, or the identity of such Purchaser or any of its Affiliates as such Purchaser in connection with the transactions contemplated by this Agreement, (iii) the performance of this Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the written request or with the prior written consent of such Purchaser, (iv) changes in general legal, regulatory, political, economic or business conditions or changes to GAAP or interpretations thereof occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (v) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (vi) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof; provided, however, that with respect to clauses (i), (iv), (v) and (vi), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries compared to other participants in the biotechnology or biopharmaceutical industries.

“Material Contract” shall mean any Contract entered into by the Company or any of its Subsidiaries or which binds their respective properties or assets and that is required under the Exchange Act to be filed as an exhibit to a Company SEC Document pursuant to Item 601(b)(10) of Regulation S-K.

“NASDAQ” shall mean the NASDAQ Stock Market LLC.

“Order” shall mean any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Share Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares or American Depositary Shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or American Depositary Shares.

“Ordinary Shares” shall mean ordinary shares, par value $0.0001 per share, of the Company.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“PRC” shall mean the People’s Republic of China.

“Prospectus” shall mean the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” shall mean the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to each Purchaser at the Closing.

“Registration Statement” means the “automatic effective shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3 filed with the SEC (File No. 333-238181), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, in respect of the Purchased Shares.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Signing Date” shall have the meaning set forth in the Preamble.

“Subscription Amount” shall mean, with respect to each Purchaser, the aggregate to be paid for the respective Purchased Shares purchased hereunder as set forth below the Purchaser’s name on the signature page hereto.

“Subsidiaries” shall mean any “significant subsidiary” of the Company as defined in Regulation S-X under the Securities Act.

“Tax” or “Taxes” shall mean any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Governmental Authority.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Purchasers, the Company or any Affiliate of the Purchasers or the Company.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares or the Company is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the New York Stock Exchange.

“Transfer” by any Person shall mean directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly Dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar Disposition of, any securities beneficially owned by such Person or of any interest (including any voting interest) in any securities beneficially owned by such Person. For the avoidance of doubt, a transfer of control of the direct or indirect beneficial ownership of securities is a Transfer of such securities for purposes of this Agreement.

“Transfer Agent” shall mean Citibank, N.A. for American Depositary Shares, or Mourant Governance Services (Cayman) Limited for Ordinary Shares, or any successor transfer agent of the Company, as applicable.

2.                 Closing, Delivery and Payment.

2.1              Closing. Subject to the terms and conditions hereof, and in reliance on the representations, warranties, covenants and other agreements hereinafter set forth, at the closing of the transactions contemplated hereby (the “Closing”), the Company hereby agrees to issue to the Purchasers, and the Purchasers agree to subscribe for, the Purchased Shares, free and clear of all Liens, for an aggregate purchase price equal to the Purchase Price, and in the case of Baker Bros and Amgen (but not Hillhouse) as Purchasers, subject to the parameters set out in the Connected Person Placing Authorizations. The Closing shall take place remotely via the exchange of documents and signatures, as soon as practicable, but in no event later than at 10:00 a.m. (New York City time) on Wednesday, July 15, 2020, subject to the conditions set forth in Article 6 having been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing), or at such other date and time as the Company and Purchasers shall mutually agree (which date and time are designated as the “Closing Date”).

2.2              Delivery and Payment. At the Closing, subject to the terms and conditions hereof, (a) the Company will deliver to the Transfer Agent duly executed irrevocable instructions (the “Transfer Instructions”) instructing the Transfer Agent to deliver to the Purchasers, via book entry to the applicable balance account registered in the name of each Purchaser, the amount of Purchased Shares set forth on the signature pages hereto, which shall be equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser by (ii) the Purchase Price, rounded down to the nearest Ordinary Share, and (b) each Purchaser will pay to the Company the Subscription Amount in U.S. dollars by wire transfer of immediately available funds to the order of the Company.

2.3               Deliveries at Closing.

(a)           Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following items:

(i)              a true copy of the Certificate of Incorporation and the Fifth Amended and Restated Memorandum and Articles of Association (the “Articles of Association”) of the Company;

(ii)            a copy of the Transfer Instructions to the Transfer Agent instructing the Transfer Agent to deliver the Purchased Shares to each Purchaser on an expedited basis;

(iii)            a legal opinion of Mourant Ozannes, the Company’s Cayman Islands counsel, addressed to the Purchasers, and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers;

(iv)            an opinion of Goodwin Procter LLP, U.S. counsel for the Company, addressed to the Purchasers, and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers;

(v)             a certificate addressed to the Purchasers, dated as of the Closing Date, signed by the Company’s principal executive officer and principal financial officer confirming that the conditions to the Closing set forth in Section 6.1 have been satisfied;

(vi)            a certificate addressed to the Purchasers, dated as of the Closing Date, signed by the Company’s secretary or an assistant secretary, in form and substance reasonably satisfactory to the Purchasers;

(vii)           the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act); and

(viii)          all such other documents, certificates and instruments as such Purchaser may reasonably request in order to give effect to the transactions contemplated hereby.

(b)           Deliveries by the Purchasers. At the Closing, the Purchasers shall deliver or cause to be delivered to the Company the following items:

(i)              the Subscription Amount in U.S. dollars by wire transfer of immediately available funds to one or more accounts designated by the Company.

3.                 Representations and Warranties of the Company. Except as disclosed in the Company SEC Documents (as defined below), the Company hereby represents and warrants to the Purchasers that as of the date hereof:

3.1           Registration.

(a)               The Registration Statement has been filed with the SEC not earlier than three years prior to the date hereof; such Registration Statement and any post-effective amendment thereto, became effective on filing and is currently effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). Any reference herein to the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus. Any reference to any amendment or supplement to the Prospectus or the Prospectus Supplement shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Purchased Shares and American Depositary Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Prospectus or such Preliminary Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)              At the time the Registration Statement and any amendments were filed and became automatically effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               The documents incorporated by reference in the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus and the Prospectus Supplement or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.2           Organization, Good Standing and Qualification.

(a)               The Company is duly incorporated and validly exists as an exempted company incorporated under the laws of the Cayman Islands and has not been declared bankrupt, granted a suspension of payments or is otherwise subject to insolvency proceedings. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Purchased Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Company’s Subsidiaries (as defined herein) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business to own and use its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               During the twelve (12) months preceding the Signing Date, neither the Company nor any of its Subsidiaries has taken any action nor have any other steps been taken or Actions commenced or, to the Company’s knowledge, threatened against any of them, for their winding up or dissolution or for any of them to enter into any arrangement, scheme or composition for the benefit of creditors, or for the appointment of a receiver, administrator, liquidator, trustee or similar officer of any of them, or any of their respective properties, revenues or assets.

3.3         Subsidiaries. The Company has no Subsidiaries except as disclosed in the Company SEC Documents. Except as disclosed in the Company SEC Documents, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and, if applicable in the relevant jurisdiction, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

3.4           Capitalization.

(a)               The capitalization of the Company is as set forth in the Company SEC documents, including the number of (i) options to acquire Ordinary Shares that have been granted and are outstanding, (ii) restricted share awards that have been granted and are outstanding, (iii) restricted share unit awards that have been granted and are outstanding, and (iv) Ordinary Shares that remained available for future issuance to board members, senior executives, employees and consultants of the Company and its Subsidiaries under the Company’s 2011 Option Plan, Second Amended and Restated 2016 Share Option and Incentive Plan, Amended and Restated 2018 Inducement Equity Plan, and Second Amended and Restated 2018 Employee Share Purchase Plan (together with any future equity compensation or share plans for employees, consultants and directors, collectively, the “Plans”), in each case as of March 31, 2020.

(b)               Except as disclosed in the Company SEC Documents, and other than the Ordinary Shares reserved for issuance under the Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any of its Subsidiaries of any of its securities, including the Purchased Shares. Except as disclosed in the Company SEC Documents, no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its Subsidiaries, including with respect to the issuance of Purchased Shares contemplated hereby. Except as disclosed in the Company SEC Documents, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company or any of its Subsidiaries and any other Person relating to the securities of the Company or any of its Subsidiaries, including the Purchased Shares.

(c)               All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and were issued in compliance with all applicable Laws concerning the issuance of securities. The Purchased Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, and fully paid. Upon deposit of the Purchased Shares with the Depositary, the Deposit Shares (i) will have been duly and validly authorized and validly issued, (ii) will form part of the same class of American Depositary Shares and will have the same profit entitlement and voting rights as the American Depositary Shares, (iii) will not be subject to pre-emptive rights, and (iv) shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Law. The Purchased Shares (i) will form part of the same class of Ordinary Shares and will have the same profit entitlement and voting rights as the Ordinary Shares, (ii) will not be subject to pre-emptive rights, and (iii) shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws.

(d)               Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person.

3.5         Authorization; Binding Obligations. All corporate action on the part of the Company and its supervisory and management boards necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Shares pursuant hereto, and the issuance of the Deposit Shares upon the deposit of the Purchased Shares with the Depositary, has been taken, including the approval by the board of directors of the Company to issue the Purchased Shares, to exclude any rights of pre-emption in respect of such issuance, and to approve payment in U.S. dollars for the Purchased Shares. No other action is required on the part of the Company, its board of directors, or its shareholders prior to the Closing for the consummation of the transactions contemplated by this Agreement, except for the filing of a listing application with the HK Stock Exchange. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers, constitutes valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.

3.6           Company SEC Documents; Financial Statements; NASDAQ.

(a)               Since December 31, 2019, the Company has timely filed with the SEC all of the reports and other documents required to be filed by it under the Exchange Act and Securities Act and any required amendments to any of the foregoing (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and, when filed, no Company SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries are subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and the Company has not been notified that any of the Company SEC Documents is the subject of ongoing SEC review or outstanding investigation.

(b)               The financial statements of the Company included in the Company SEC Documents when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(c)               The American Depositary Shares are listed on the NASDAQ Global Select Market, and the Company has not received any notification that, and has no knowledge that, NASDAQ is contemplating terminating such listing.

3.7          Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its Articles of Association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents. No Material Contract has been materially breached or cancelled, and there has been no event which, upon giving of notice or lapse of time or both, would constitute such a material breach or default, by the Company (and to the knowledge of the Company, the other party thereto). The Company (and to the knowledge of the Company, the other party thereto) has performed all material obligations under each Material Contract required to be performed by it. Each Material Contract is legal, valid, binding, enforceable against the Company and, to the knowledge of the Company, against each other party thereto, and is in full force and effect, and will continue to be in full force and effect and legally and validly binding and enforceable against each other party thereto following the consummation of the transactions contemplated hereby. The execution, delivery, and performance of and compliance with the Agreement, and the issuance and sale of the Purchased Shares pursuant hereto, will not, with or without the passage of time or giving of notice, (i) conflict with or result in a violation of the Articles of Association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents of the Company or any of its Subsidiaries, in each case as in effect on the Closing Date, (ii) result in any violation in any material respect of any Law or Order to which the Company, any of its Subsidiaries or any of their respective assets is subject, including but not limited to the HK Listing Rules and the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, or (C) require Consent or notice under, any Material Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation of any Lien upon any of the Company’s or any Subsidiary’s assets or capital stock, except in the case of any of clauses (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including the issuance of the Purchased Shares) requires any Consent or other filing with or notice to any Governmental Authority, other than (i) filings required under applicable U.S. federal and state securities Laws, (ii) the notification of the issuance and sale of the Purchased Shares to NASDAQ, and (iii) the formal application for, and the granting of, the listing of and permission to deal in all of the Purchased Shares by the HK Stock Exchange.

3.8           Litigation. Except as disclosed in the Company SEC Documents, there is no material: (i) Action pending or, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) Order in effect against the Company or any of its Subsidiaries.

3.9           Compliance with Laws; Permits. The Company and each of its Subsidiaries is, and since January 1, 2016 has been, in material compliance with all applicable Laws and Orders (including all Health Care Laws). The Company and each of its Subsidiaries has all franchises, permits, licenses, approvals, registrations, filings, qualifications, variances, certificates, certifications, Consents and any similar authority (collectively, “Permits”) necessary for the conduct of its business as now being conducted by it and as described in the Company SEC Documents, except those Permits for which the lack of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with the terms of all such Permits.

3.10          Investment Company. The Company is not, and after giving effect to the transactions contemplated by this Agreement will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.11          Absence of Changes. Since December 31, 2019, (a) the Company and each of its Subsidiaries has conducted its business operations in the ordinary course of business consistent with past practice, (b) none of the Company and its Subsidiaries have (i) entered into or assumed or otherwise agreed to be bound by any Contract or agreement, (ii) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation or (iii) acquired or disposed of or agreed to acquire or dispose of any business or asset, that would, in any of clauses (i) through (iii) above, be material to the Company and its Subsidiaries and that are not otherwise described in the Company SEC Documents, (c) none of the Company and its Subsidiaries have sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any Order of any Governmental Authority, except as otherwise disclosed in the Company SEC Documents and (d) there has not occurred any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.12          Deposit Agreement. The Deposit Agreement was duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Deposit Agreement, the American Depositary Shares and the American Depositary Receipts conform in all material respects to the descriptions thereof contained in the Company SEC Documents and, upon the deposit of the Purchased Shares in accordance with the provisions of the Deposit Agreement, (i) the Depositary will issue the Deposit Shares, and (ii) when issued, the Deposit Shares will be entitled to the rights specified therein and in the Deposit Agreement.

3.13          Internal Controls.

(a)               The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(b)               The Company has established and maintains and evaluates a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such internal controls over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. All material weaknesses, if any, in such internal controls have been identified to the Company’s accountants and the audit committee of the Company’s board of directors. Since the date of the latest audited financial statements included or incorporated by reference in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect such internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Except as described in the Company SEC Documents, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements. The Company has taken all necessary actions to ensure that the Company, its Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has given due consideration to the findings of any reports by its consultants with respect to its system of internal controls.

(c)               The Company has established, maintained and evaluated disclosure and corporate governance controls and procedures that comply with the requirements of the Exchange Act to ensure that (i) material information relating to the Company is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (ii) the Company and its board of directors comply in a timely manner with the requirements of the HK Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the HK Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed. Such disclosure and corporate governance controls and procedures are effective to properly perform the functions for which they were established and documented, and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons. As used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company (including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed) is recorded, processed, summarized and reported in a timely manner (and in any event within the time period required by applicable Law).

3.14        Intellectual Property. Except as described in the Company SEC Documents, in each case, (a) the Company or its applicable controlled Subsidiary owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing (collectively, “Intellectual Property”) that are necessary or otherwise material to their businesses as they are currently conducted and described in the Company SEC Documents; (b) all copyrights and patents owned or licensed by the Company or any of its Subsidiaries (including all copyrights and patents owned or licensed by any of the Company’s Subsidiaries) are (i) to the Company’s knowledge, valid and enforceable and (ii) not subject to any ongoing or, to the Company’s knowledge, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (c) neither the Company nor any of its Subsidiaries has received any written notice alleging, nor, to the Company’s knowledge, is there, any infringement, violation or conflict with (and Company does not know of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any Third Party by the Company or any of its Subsidiaries, or their products; (d) there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims that allege the Company or any of its Subsidiaries is infringing or has infringed any Intellectual Property right of any Third Party; (e) the discoveries, inventions, products or processes of the Company or any of its Subsidiaries, to the Company’s knowledge, do not violate or conflict with any Intellectual Property right of any Third Party including any discovery, invention, product or process that is the subject of a patent application filed by any Third Party; and (f) neither the Company nor any of its Subsidiaries is in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any Subsidiary of the Company or any Third Party.

3.15        Taxes.

(a)               The Company and each of its Subsidiaries has (i) filed all material Tax Returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Effect, has paid all Taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out or incorporated by reference in the Company SEC Documents include appropriate provisions required under GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any Tax deficiency with respect to the Company or any of its Subsidiaries.

(b)              To the Company’s knowledge, the Company is not and was not a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) at any point during the Company’s taxable year through the date of this Agreement. The Company does not expect to become a CFC as a result of the transactions contemplated by this Agreement.

(c)               To the Company’s knowledge, the Company and each of its controlled subsidiaries is not as of the date of this Agreement a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) and the Company does not expect that either Purchaser will be considered a PFIC shareholder as a result of the transactions contemplated by this Agreement.

3.16        Anti-Corruption, Anti-Money Laundering and Anti-Bribery Laws.

(a)              To the Company’s knowledge, none of the Company and its Subsidiaries, their respective directors, officers, employees and, to the Company’s knowledge, agents or other authorized persons acting on behalf of the Company are aware of or have taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, the PRC Law on Anti-Unfair Competition promulgated on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery promulgated on November 15, 1996, or any PRC Law in relation thereto, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintain policies and procedures to ensure compliance therewith.

(b)              To Company’s knowledge, none of the Company and its Subsidiaries, their respective directors, officers, employees and, to the Company’s knowledge, agents or other authorized persons acting on behalf of the Company have (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) established or maintained any fund of corporate monies or other properties not recorded on the books and records of the Company and its Subsidiaries, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (v) violated or operated in noncompliance with any applicable money laundering law, anti-terrorism law or regulation, anti-boycott regulations, export restrictions or embargo regulations, including those referenced in Section 3.16(a) above.

(c)              The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”); and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.17          Clinical and Product Regulatory.

(a)               All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its Subsidiaries, taken as a whole, have been adequately described in the Company SEC Documents in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all Laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all Laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the Company SEC Documents of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the Company SEC Documents or the results of which are referred to in the Company SEC Documents. Except as disclosed in the Company SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the National Medical Products Administration (“NMPA”) or any comparable regulatory agency (each a “Product Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the Company SEC Documents or the results of which are referred to in the Company SEC Documents. Except as disclosed in the Company SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received any notices or statements from any Product Regulatory Authority, and otherwise has no knowledge of any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited.

(b)               Since January 1, 2017, except as disclosed in the Company SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) are and have been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Product Laws”); (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Product Regulatory Authority alleging or asserting non-compliance with any Applicable Product Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Product Laws (“Product Authorizations”); (iii) possess all Product Authorizations and such Product Authorizations are valid and in full force and effect and are not in violation of any term of any such Product Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Product Regulatory Authority alleging that any product operation or activity is in violation of any Applicable Product Laws or Product Authorizations and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any such Product Regulatory Authority; (v) have not received notice that any Product Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Product Authorizations, and to the Company’s knowledge, no such Product Regulatory Authority has threatened such action; and (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Product Laws or Product Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

4.                 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and no other Purchaser, represents and warrants as of the date hereof to the Company as follows:

4.1              Organization; Good Standing. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated under this Agreement and otherwise to carry out its obligations hereunder. Such Purchaser has or will have all requisite power and authority to enter into this Agreement, to subscribe for the Purchased Shares and to perform its obligations under and to carry out the transactions contemplated by this Agreement, and no further approval or authorization by any of its members or other equity owners, as the case may be, is required.

4.2              Requisite Power and Authority. Such Purchaser has all necessary power and authority to execute and deliver this Agreement and all action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.

4.3              No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions thereof by such Purchaser will not, with or without the passage of time or giving of notice: (i) conflict with or result in a violation of the certificate of incorporation, bylaws, or other organizational or constitutive documents of such Purchaser as in effect on the Closing Date, (ii) result in any violation of any Law or Order to which such Purchaser or any of its assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, or (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under any Contract to which such Purchaser is a party, or (iv) result in the creation of any Lien upon any of the Purchasers’ assets or equity interests, except in the case of any of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to materially impair of the ability of such Purchaser to perform its obligations under this Agreement and the transactions contemplated thereby in any material respect.

4.4              No Governmental Authority or Third Party Consents. No Consent is required to be obtained or filed by such Purchaser in connection with the authorization, execution and delivery of this Agreement or with the subscription for the Purchased Shares.

4.5              Purchaser Status. At the time such Purchaser was offered the Purchased Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

4.6              Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

4.7              Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 4 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

5.                  Covenants and Agreements.

5.1              Securities Laws Disclosure; Publicity. The Company shall provide Purchasers, for their review, copies of the Prospectus Supplement and any Form 8-K, press release or other communication to be issued by the Company relating to the Purchased Shares. The Company shall issue a press release and a Hong Kong regulatory announcement disclosing the material terms of the transactions contemplated hereby, and file a Current Report on Form 8-K, including a form of this Agreement as an exhibit thereto no later than 8:30 a.m. (New York City time) on the first Business Day immediately following the Signing Date. From and after the issuance of such press release, Current Report on Form 8-K and Hong Kong regulatory announcement, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release and Hong Kong regulatory announcement, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, with respect to the transactions contemplated by this Agreement shall terminate. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except as required by securities laws or the rules of the SEC or the HK Listing Rules.

5.2              Furnishing of Information. Until the time that no Purchaser owns Ordinary Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

5.3              Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 5.1, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.4              Further Assurances. Subject to the terms and conditions of this Agreement, each of the Company and the Purchasers agree to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist the other party hereto in doing, all things reasonably necessary, proper or advisable to obtain prompt satisfaction of the conditions precedent to the consummation of the transactions contemplated at the Closing, and to comply with any regulatory requirements under the HK Listing Rules, including:  (a) obtaining all necessary Consents and the making of all filings and the taking of all steps as may be necessary, including convening any prerequisite meetings of bodies of the Company, to obtain a required Consent or avoid an Action by any Governmental Authority, (b) the defending of any Actions challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (d) the Purchasers providing any information reasonably requested by the Company to allow it to publish public announcements regarding this Agreement and the transactions contemplated hereunder and thereunder pursuant to the HK Listing Rules and to respond to any queries raised by the HK Stock Exchange.

5.5              Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the offer or sale of the Purchased Shares to be issued to the Purchasers hereunder for purposes of the rules and regulations of any of the following markets or exchanges on which the Ordinary Shares of the Company is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the New York Stock Exchange.

5.6              Notification.  After the date hereof and prior to the Closing Date, the Company shall as promptly as practicable deliver to the Purchasers a written notice of any event or development that would, or could reasonably be expected to, result in any condition to the Closing set forth in Section 6, not to be satisfied.

5.7              Equal Treatment of Purchasers.  No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

5.8              Deposit of Purchased Shares and Issuance of American Depositary Receipts. Upon the written request of such Purchaser to the Company, the Company will deposit or cause to be deposited such number of Purchased Shares with the Depositary Agent as is requested by such Purchaser, and issue or cause to be issued to such Purchaser the American Depositary Receipts representing the corresponding American Depositary Shares, with any and all costs associated with such deposit and issuance paid for by such Purchaser. The Company shall (a) use its reasonable best efforts to (i) register or qualify such American Depositary Shares under the securities or blue sky Laws of such jurisdictions in the United States as such Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Purchaser to consummate the disposition in such jurisdictions of the American Depositary Shares owned by such Purchaser and (ii) cause all such American Depositary Shares to be eligible and remain eligible for registration of the American Depositary Shares pursuant to Form F-6, and (b) cooperate with such Purchaser and the Depositary Agent to facilitate the timely delivery of American Depositary Shares (in book entry or certificated form), which American Depositary Shares shall be free of all restrictive legends unless the Company reasonably determines on advice from legal counsel that such legends are required by applicable law (it being understood that the American Depositary Shares may be restricted American Depositary Shares subject to restrictions imposed by the Depositary Agent for so long as such Purchaser is an Affiliate).Economic Substance. For so long as such Purchaser holds Shares or Deposit Shares, the Company shall, and shall cause its controlled subsidiaries to, use reasonable best efforts to comply with the International Tax Co-operation (Economic Substance) Law (2020 Revision), of the Cayman Islands so that it does not become a defunct company and is not struck off.

5.9              Transfer Agent. The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

6.                  Conditions to Closing.

6.1              Conditions to the Purchasers’ Obligations at the Closing. The respective obligations of the Purchasers to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions (unless waived in writing by such Purchaser):

(a)               Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b)              Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing Date.

(c)               Legal Investment. The sale and issuance of the Purchased Shares shall be legally permitted by all Laws to which such Purchaser and the Company are subject.

(d)               No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by this Agreement.

(e)               Closing Deliverables. The Company shall deliver or cause to be delivered to the Purchasers all items listed in Section 2.3(a) at least one Business Day prior to the Closing.

(f)               Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by this Agreement shall have been obtained, including the approval of the board of directors of the Company.

(g)               Material Adverse Effect. No Material Adverse Effect shall have occurred.

(h)              The Company’s NASDAQ Listing. The Company’s American Depositary Shares shall continue to be listed on the NASDAQ Global Select Market.

(i)                Effectiveness. The Registration Statement and any registration statement required to be filed, prior to the sale of the Purchased Shares, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act, and the Prospectus Supplement shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act.

(j)               HK Stock Exchange. The Company shall have taken all necessary actions to cause the Purchased Shares to be listed and admitted for trading on the HK Stock Exchange at Closing.

6.2               Conditions to Company’s Obligations at the Closing. The Company’s obligation to issue and sell the Purchased Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived in writing by the Company):

(a)               Representations and Warranties. The representations and warranties in Section 4 made by the Purchasers shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b)              Performance of Obligations. Such Purchaser shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Closing Date.

(c)               Legal Investment. The sale and issuance of the Purchased Shares shall be legally permitted by all Laws to which the Purchasers and the Company are subject.

(d)               No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by this Agreement.

(e)               Closing Deliverables. Such Purchaser shall deliver or cause to be delivered to the Company all items listed in Section 2.3(b).

7.                  Miscellaneous.

7.1              Termination. This Agreement may be terminated at any time prior to the Closing by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

7.2              Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction, provided, that (i) the issue of the Purchased Shares as described in Section 2.1, (ii) the transfer of the Purchased Shares as described in Section 2.2, (iii) Section 3.2(a) to the extent relating to the Company, (iv) the capitalization of the Company as described in Section 3.4(a) and (v) Section 3.5, to the extent relating to the Company (clauses (i) through (v) above, jointly, the “Cayman Law Matters”), shall be governed exclusively by, and construed in accordance with, the laws of the Cayman Islands, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement, provided that the courts of the Cayman Islands shall have exclusive jurisdiction over the Cayman Law Matters. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, IN ACCORDANCE WITH THIS SECTION 7.2, THE COURTS OF THE CAYMAN ISLANDS (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE). INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.2 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.3              Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

7.4              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Purchased Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes. This Agreement may not be assigned by any party hereto without the consent of the other party, provided, that a Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser or to any successor of such Purchaser as a result of a Change of Control of such Purchaser, provided further, that in the case of such assignment the assignee shall agree in writing to be bound by the provisions of this Agreement and such Purchaser shall not be relieved of its obligations hereunder.

7.5              Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.6              Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any provision of this Agreement, or the application of any such provision, is invalid, illegal, void or unenforceable, the Company and such Purchaser shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company and the Purchasers as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

7.7              Amendment. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Purchasers and the Company. Any amendment effected in accordance with this Section 7.7 shall be binding upon each holder of Purchased Shares or Deposit Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares or Deposit Shares, and the Company, and any amendment not effected in accordance with this Section 7.7 shall be void and of no effect.

7.8              Waivers; Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative. Any waiver effected in accordance with this Section 7.8 shall be binding upon each holder of Purchased Shares or Deposit Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares or Deposit Shares, and the Company, and any waiver not effected in accordance with this Section 7.8 shall be void and of no effect.

7.9              Equitable Relief.  Each of the Company and the Purchasers hereby acknowledges and agrees that the failure of the Company or the Purchasers to perform their respective agreements and covenants hereunder will cause irreparable injury to the Purchasers or the Company, for which damages, even if available, will not be an adequate remedy. Accordingly, each of the Company and the Purchasers hereby agrees that the Purchasers and the Company shall be entitled to seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of the Company’s or the Purchasers’ obligations.

7.10           Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties) at the address as set forth on the signature pages attached hereto.

7.11           Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Purchasers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Purchased Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Purchased Shares to Purchasers, (iii) the qualification of the Purchased Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law and (iv) the fees and disbursements of any transfer agent or registrar for the Purchased Shares in the form of Ordinary Shares.

7.12           Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.13           Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile, PDF or other electronic signature), each of which shall be an original, but all of which together shall constitute one instrument.

7.14           Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except for an advisory fee to be paid by the Company to its financial advisor. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

7.15           Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. All exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.

7.16            Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.17            No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

[Signature Page to Follow]

In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

BEIGENE, LTD.

By:

Name:
Title:

Address for Notice:

BeiGene, Ltd. c/o Mourant Governance Services

(Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

Attention: Chief Financial Officer

with a copy to:

BeiGene USA, Inc.

55 Cambridge Parkway, Suite 700W

Cambridge, MA 02142

Attention: General Counsel

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Edwin O’Connor, Esq.

[PURCHASER SIGNATURE PAGES TO BEIGENE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Share Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Subscription Amount: $

Purchaser’s Purchased Shares:

EIN Number:

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur by the second (2nd) Business Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]